SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2004

ENDO PHARMACEUTICALS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Painters Drive, Chadds Ford, Pennsylvania	19317
(Address of principal executive offices)	(Zip Code)

(610) 558-9800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

     We are filing as an exhibit hereto our Policy of Endo Pharmaceuticals Holdings Inc. Relating to Insider Trading in Company Securities and Confidentiality of Information, as amended. The amendment permits our personnel to sell any of our securities during a Restricted Period (defined as a period that begins ten trading days prior to the end of each of our fiscal quarters, including our fiscal year end, and ending two full trading days after the financial results for each quarter or in the case of the fourth quarter, the fiscal year, have been announced publicly) if such securities are sold pursuant to an effective registration statement on Form S-3 or Form S-4 or any successor form thereto on file with the U.S. Securities and Exchange Commission and the personnel have received the consent of Jeffrey R. Black, our Chief Financial Officer, or Caroline B. Manogue, our Chief Legal Officer, prior to conducting a sale. Furthermore, upon the receipt of a notice by mail, fax or email from us informing personnel of an Exempted Sale, all personnel may trade any of our securities until such time as the Exempted Sale is consummated or a notice by mail, fax or email from us informing personnel that no further trades may be consummated, but in no case for more than three business days from the date of such notice.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number		Description

	99.1	Policy of Endo Pharmaceuticals Holdings Inc. Relating to Insider Trading in Company Securities and Confidentiality of Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ Carol A. Ammon

Name:	Carol A. Ammon
Title:	Chairman & Chief Executive Officer

Dated: July 16, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Policy of Endo Pharmaceuticals Holdings Inc. Relating to Insider Trading in Company Securities and Confidentiality of Information.